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                                                            EXHIBIT 4.11
                                                                to
                                                   Note Purchase Agreements


                          FORM OF SUBSIDIARY GUARANTY
                          ---------------------------


        GUARANTY AGREEMENT, dated October __, 1997 ("THIS GUARANTY
AGREEMENT"), made and given by OMG Americas, Inc, an Ohio corporation (the "GUARANTOR"), in favor of NATIONWIDE LIFE INSURANCE COMPANY and GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (collectively, the "PURCHASERS") and in favor of the holders from time to time of the Notes referred to below (such holders, together with the Purchasers, being herein sometimes referred to collectively as the "NOTEHOLDERS" and individually as a "NOTEHOLDER"); for the benefit of OM GROUP, INC. , a Delaware corporation (the "COMPANY").

                                R E C I T A L S:
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        A. The Company has entered into two separate Note Purchase Agreements with the respective Purchasers, dated October __, 1997 (the "NOTE AGREEMENTS"); terms used and not otherwise defined herein having the respective meanings when used herein as are attributed thereto in the Note Agreements), providing for the issuance and sale by the Company and, subject to the terms and conditions thereof, the purchase by the Purchasers of (i) $15,000,000 of its 6.82% Senior Notes due October __, 2007, and (ii) $15,000,000 of its 6.99% Senior Notes due October __, 2009 (collectively, the "NOTES", such term to include any such Senior Note issued pursuant to the Note Agreements in substitution or exchange for any other such Senior Note; the Notes together with the Note Agreements, this Guaranty Agreement and all other related agreements and documents issued or delivered under or pursuant to the Note Agreements or this Guaranty Agreement, in each case as the same may be amended or otherwise modified and in effect from time to time, being herein sometimes referred to collectively as the "NOTE DOCUMENTS").

        B. As a condition precedent to the purchase of the Notes to be purchased pursuant to the Note Agreements, the Purchasers have required, among other things, that the Guarantor guarantee all of the Company's Obligations referred to below.

        C. The Guarantor is a Wholly Owned Restricted Subsidiary of the Company.

        NOW, THEREFORE, for and in consideration of the execution and delivery by each Purchaser of the Note Agreements to which it is a party and in order to induce each Purchaser to purchase the Notes to be purchased by it under the Note Agreements, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

        1. GUARANTEE OF PAYMENT. The Guarantor hereby irrevocably and unconditionally guarantees to the Noteholders the prompt payment in full when due (whether on
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a date fixed for prepayment, at stated maturity, by declaration, acceleration or otherwise) of the Company's Obligations. For the purposes hereof the "COMPANY'S OBLIGATIONS" means all indebtedness, obligations and liabilities of the Company under the Note Documents, now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, howsoever evidenced, held or acquired, as such indebtedness, obligations and liabilities may be modified, extended, renewed or replaced from time to time, and including without limitation, the obligation of the Company to pay the principal of and the Make-Whole Amount, if any, and interest on the Notes in accordance with the terms of the Note Documents and all other obligations from time to time owing to the Noteholders, or any of them, under the Note Documents. The guaranty of the Guarantor as set forth in this section is a guaranty of payment and not of collection.

        Notwithstanding any provision to the contrary contained herein or in any Note Document, the liability of the Guarantor with respect to the Company's Obligations hereunder shall not exceed the Maximum Guaranteed Amount. For purposes hereof:

                (a) "MAXIMUM GUARANTEED AMOUNT" shall mean, as of any date of determination thereof, the sum of (i) to the extent the proceeds of the sale pursuant to the Note Agreements of the Notes (or portions thereof) are used to make Direct Transfers to the Guarantor, the aggregate outstanding principal amount of such Notes (or such portions thereof) plus (ii) to the extent the proceeds of the sale pursuant to the Note Agreements of the Notes (or portions thereof) are not used to make a Direct Transfer to the Guarantor, the lesser of (A) the aggregate outstanding principal amount of all such Notes (or such portions thereof) as of the earlier of the date that enforcement is sought against the Guarantor hereunder or the date of the commencement of a case under the U.S. Bankruptcy Code in which the Guarantor is a debtor, or (B) 95% of the Adjusted Net Worth of the Guarantor at the time of such sale of Notes.

                (b) "DIRECT TRANSFER" shall mean (i) all loans, advances or capital contributions made to or for the benefit of the Guarantor with proceeds of any sale of Notes pursuant to the Note Agreements, (ii) all debt securities or other obligations of the Guarantor acquired from the Guarantor or retired by the Guarantor with proceeds of any sale of Notes pursuant to the Note Agreements, (iii) the fair market value of all property acquired with proceeds of any sale of Notes pursuant to the Note Agreements and transferred, absolutely and not as collateral, to the Guarantor, (iv) all equity securities of the Guarantor acquired from the Guarantor with proceeds of any sale of Notes pursuant to the Note Agreements and (v) the value of any quantifiable economic benefits not included in clauses (i) through (iv) above but which are included in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors and which accrued to the Guarantor as a result of the use of proceeds of any sale of Notes pursuant to the Note Agreements.

                (c) "ADJUSTED NET WORTH" shall mean, as of any date of determination thereof, the excess of (i) the amount of the "present fair saleable value" of the assets of the Guarantor as of such date of determination, over (ii) the amount of all "liabilities, contingent or otherwise," of the Guarantor as of such date of determination, as such quoted terms are determined in accordance with applicable Federal and state laws

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        governing determinations of the insolvency of debtors. In determining the Adjusted Net Worth for purposes of calculating the Maximum Guaranteed Amount, the liabilities of the Guarantor to be used in such determination pursuant to clause (ii) of the preceding sentence shall in any event include the liabilities includable in the Maximum Guaranteed Amount pursuant to clause (i) of the definition of Maximum Guaranteed Amount.

        2. RELEASE OF COLLATERAL, PARTIES LIABLE, ETC. The Guarantor agrees that the whole or any part of any and all security now or hereafter held for the Company's Obligations may be exchanged, compromised, released or surrendered from time to time; that neither the Noteholders nor any of them nor any trustee or agent which shall at any time hold any such security shall have any obligation to protect, perfect, secure or insure any Liens now or hereafter held for the Company's Obligations or the properties subject thereto; that the time or place of payment of the Company's Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; that the Company may be granted indulgences generally; that any provisions of the Note Documents or any other documents executed in connection with this transaction may be modified, amended or waived; that any party liable for the payment of the Company's Obligations may be granted indulgences or released; and that any deposit balance for the credit of the Company or any other party liable for the payment of the Company's Obligations or liable upon any security therefor may be released, in whole or in part, at, before and/or after the stated, extended or accelerated maturity of the Company's Obligations, all without notice to or further assent by the Guarantor, who shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

        3. WAIVER OF RIGHTS. The Guarantor expressly waives: (a) notice of acceptance of this Guaranty Agreement by the Noteholders; (b) presentment and demand for payment of any of the Company's Obligations; (c) protest and notice of dishonor or of default to the Guarantor or to any other party with respect to the Company's Obligations or with respect to any security therefor; (d) notices of any Noteholder or any trustee or agent for any Noteholder obtaining, amending, substituting for, releasing, waiving or modifying any security interests, liens or other encumbrances now or hereafter securing the Company's Obligations, or of the Noteholder or any such trustee or agent subordinating, compromising, discharging or releasing such security interests, liens or encumbrances; (e) all other notices to which the Guarantor might otherwise be entitled; (f) demand for payment under this Guaranty Agreement; and (g) any right to assert against any Noteholder, as a defense, counterclaim, set-off or cross-claim, any defense (legal or equitable), set-off, counterclaim or claim which the Guarantor may now or hereafter have against any Noteholder or the Company.

        4. PRIMARY LIABILITY OF GUARANTOR; SUBROGATION; INTEREST; ACCELERATION.
(a) The Guarantor agrees that this Guaranty Agreement may be enforced by the Noteholders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Company under the Note Documents or any collateral now or hereafter securing the Company's Obligations or otherwise, and the Guarantor hereby waives the right to require the Noteholders to proceed against the Company or any other Person (including any co-guarantor) or to require the Noteholders to pursue any other remedy or enforce any other right. The Guarantor further agrees that nothing contained herein shall

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prevent the Noteholders or any trustee or agent at the time empowered to act on their behalf from suing the Company with respect to its obligations under the Note Documents or foreclosing any security interest in or lien on any collateral now or hereafter securing the Company's Obligations or from exercising any other rights available to the Noteholders or any such trustee or agent under the Note Documents if neither the Company nor the Guarantor timely performs the obligations of the Company thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the Guarantor's obligations hereunder; it being the purpose and intent of the Guarantor that the Guarantor's obligations hereunder shall be absolute, irrevocable, independent and unconditional under any and all circumstances. Neither the obligations of the Guarantor under this Guaranty Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Company or any other guarantor of the Company's Obligations, by reason of the Company's or any other such guarantor's bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Company's Obligations. The Guarantor acknowledges that the term "Company's Obligations" as used herein includes any payments made by the Company or any other guarantor of the Company's Obligations to the Noteholders and subsequently recovered by the Company or a trustee for the Company pursuant to the Company's bankruptcy or insolvency and that the guaranty of the Guarantor hereunder shall be reinstated to the extent of such recovery.

        (b) In the event the Guarantor shall at any time pay any sums on account of any of the Company's Obligations, the Guarantor shall, to the extent of such payment, be subrogated to the rights, privileges and powers of the Noteholders in respect of such Company's Obligation, PROVIDED that, the Guarantor hereby agrees that it shall not seek to exercise any such rights of subrogation, any right of reimbursement or indemnity whatsoever or any rights or recourse to any security for any of the Company's Obligations unless and until all of the Company's Obligations shall have been indefeasibly paid in full.

        (c) As between the Guarantor, on the one hand, and the Noteholders, on the other hand, the Company's Obligations may be declared to be forthwith due and payable as provided in Section 12 of the Note Agreements (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 12) for all purposes of this Guaranty Agreement notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such obligations from becoming automatically due and payable) as against the Company and, in the event of such declaration (or in the event of any such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantor for purposes of this Guaranty Agreement and the obligations of the Guarantor hereunder shall be deemed to have been accelerated with the same effect as if the Notes had been accelerated in accordance with the terms thereof and of the Note Agreements.

        (d) The Guarantor acknowledges, consents and agrees that any interest on the Company's Obligations which accrues after the commencement of any bankruptcy, reorganization or insolvency proceeding against the Company, or, if interest on any portion of the Company's Obligations ceases to accrue by operation of law by reason of the commencement

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of any such proceeding, such interest as would have accrued on any such portion of the Company's Obligations if said proceeding had not been commenced, shall be included in the Company's Obligations, it being the intent hereof that the amount of the Company's Obligations guaranteed hereunder should be determined without regard to any rule of law or order which may relieve the Company of any portion of such Company's Obligations.

        5. ATTORNEYS' FEES AND COSTS OF COLLECTION. If at any time or times hereafter the Noteholders or any trustee or agent acting on their behalf employs counsel to pursue collection, to intervene, to sue for enforcement of the terms hereof or of the Note Agreements or any other of the Note Documents, or to file a petition, complaint, answer, motion or other pleading in any suit or proceeding relating to this Guaranty Agreement or the Note Agreements or any other of the Note Documents, then in such event, to the fullest extent permitted by applicable law, all of the reasonable attorneys' fees relating thereto shall be an additional liability of the Guarantor to the Noteholders hereunder, payable on demand.

        6. TERM OF GUARANTY; WARRANTIES. This Guaranty Agreement shall continue in full force and effect until the Company's Obligations are fully and indefeasibly paid, performed and discharged. This Guaranty Agreement covers the Company's Obligations whether presently outstanding or arising subsequent to the date hereof. The Guarantor warrants and represents to the Noteholders (a) that the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) that the Guarantor has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, (c) that the execution and delivery by the Guarantor of this Guaranty Agreement and the other Note Documents, if any, to which it is a party and the performance by the Guarantor of its obligations hereunder and thereunder are within the corporate power of the Guarantor, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any such action or filing that has been taken and is in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or regulations (or other constitutional documents) of the Guarantor or of any material agreement, judgment, injunction, order, decree, or other material instrument binding upon the Guarantor or result in the creation or imposition of any Lien on any asset of the Guarantor and (d) that this Guaranty Agreement and the other Note Documents, if any, to which the Guarantor is a party constitute valid, binding and enforceable agreements of the Guarantor.

        7. FURTHER REPRESENTATIONS AND WARRANTIES. The Guarantor agrees that the Noteholders will have no obligation to investigate the financial condition or affairs of the Company for the benefit of the Guarantor nor to advise the Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Company which might come to the knowledge of any of the Noteholders at any time, whether or not any of the Noteholders knows or believes or has reason to know or believe that any such fact or change is unknown to the Guarantor or might (or does) materially increase the risk of the Guarantor as guarantor or might (or would) affect the willingness of the Guarantor to continue as guarantor with respect to the Company's Obligations.


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        8. ADDITIONAL LIABILITY OF GUARANTOR. If the Guarantor is or becomes liable for any indebtedness owing by the Company to any of the Noteholders by endorsement or otherwise other than under this Guaranty Agreement, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Guaranty Agreement had not existed and the Guarantor's liability hereunder shall not be in any manner impaired or reduced thereby.

        9. CUMULATIVE RIGHTS. All rights of the Noteholders hereunder or otherwise arising under any documents executed in connection with or as security for the Company's Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of any of the Noteholders and without affecting or impairing the liability of the Guarantor.

        10. USURY. Notwithstanding any other provisions herein contained, no provision of this Guaranty Agreement shall require or permit the collection from the Guarantor of interest in excess of the maximum rate or amount that the Guarantor may be required or permitted to pay pursuant to applicable law. In the event any such interest is collected, it shall be applied in reduction of the Guarantor's obligations hereunder, and the remainder of such excess collected shall be returned to the Guarantor once such obligations have been fully satisfied.

        11. SUCCESSORS AND ASSIGNS. This Guaranty Agreement shall be binding on and enforceable against the Guarantor and its successors and assigns; PROVIDED that, the Guarantor may not assign or transfer any of its obligations hereunder without prior written consent of the Required Holders. This Guaranty Agreement is intended for and shall inure to the benefit of the Noteholders and their respective successors and assigns. This Guaranty Agreement shall be transferable and negotiable with the same force and effect, and to the same extent, that the Company's Obligations are transferable and negotiable, it being understood and stipulated that upon assignment or transfer by any of the Noteholders of any of the Company's Obligations the legal holder or owner of the Company's Obligations (or a part thereof or interest therein thus transferred or assigned by any Noteholder) shall (except as otherwise stipulated by any such Noteholder in its assignment) have and may exercise all of the rights granted to such Noteholder under this Guaranty Agreement to the extent of that part of or interest in the Company's Obligations thus assigned or transferred to said Person. The Guarantor expressly waives notice of transfer or assignment of the Company , 5 Obligations, or any part hereof, or of the rights of any Noteholder thereunder. Failure to give notice will not affect the liabilities of the Guarantor hereunder.

        12. APPLICATION OF PAYMENTS. As between the Guarantor and the Noteholders, each Noteholder may apply any payments received by it from any source against that portion of the Company's Obligations (principal, interest, Make-Whole Amount, court costs, attorneys' fees or other) in such priority and fashion as such Noteholder may deem appropriate.

        13. MODIFICATIONS. Any term, covenant, agreement or condition of this Guaranty may be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing duly executed by the Guarantor and the Required Holders; PROVIDED that, without the prior written consent of

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Noteholders holding all the Notes at the time outstanding, no such amendment or waiver shall reduce the aforesaid percentage of the principal amount of the Notes referred to in this Section, the holders of which are required to consent to any such amendment or waiver. Any amendment or waiver effected in accordance with this Section shall apply equally to all Noteholders and shall be binding upon them and upon each future holder of any Note and upon the Guarantor whether or not any such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

        14. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

                (a) if to the Guarantor, to it at 3800 Terminal Tower, Cleveland, Ohio 44113-2204, Attention of Michael J. Scott (Facsimile No. (216) 781-0902),

                (b) if to any Purchaser, at the address set forth for such Purchaser in Schedule A to the Note Agreements, or at such other address as such Purchaser shall have designated in writing to the Guarantor; and

                (c) if to any other Noteholder, in the manner provided in the Note Agreements

All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or at such other address or telex, telecopy or other number as shall be designated by such party in a notice to each other party complying with the terms of this Section.

        15. NET PAYMENTS. All payments made by the Guarantor hereunder will be made without setoff or counterclaim. All payments by the Guarantor hereunder shall be made free and clear of and without deduction or withholding for any present or future license, registration or other fees, taxes or other amounts for or on account of levies, imposts, duties, deductions, withholdings or other charges of whatsoever nature, imposed, levied, collected, withheld or assessed by any governmental or taxing authority, excluding income and franchise taxes imposed on a Noteholder by a jurisdiction under which such Noteholder is organized or operating in connection with the Note Documents or any political subdivision thereof ("Taxes"). If the Guarantor shall be required to withhold or deduct Taxes from any sum payable hereunder, (a) the sum payable shall be increased as may be necessary so that the amount received is equal to the sum which would have been received had no withholdings or deductions been made, (b) the Guarantor shall make such necessary withholdings or deductions and (c) the Guarantor shall pay the full amount withheld or deducted to the relevant authority according to applicable law so that the Noteholders shall not be required to make any deduction or payment of Taxes.

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        16. SEVERABILITY. In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Guaranty Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative , and the invalidity of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

        17. GOVERNING LAW. THIS GUARANTY AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

        18. HEADINGS. The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provisions hereof.

        19. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each constituting an original, but all together constituting one and the same instrument.


        IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be duly executed as of the date first above written.


                                        OMG AMERICAS, INC.


                                        By
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                                        Title
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